EXHIBIT 23.2

CONSENT OF MORGAN & COMPANY

[LETTERHEAD OF MORGAN & COMPANY]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Form S-4 Registration Statement of Patch International Inc. of our report, dated July 28, 2006, relating to the consolidated balance sheets as at May 31, 2006 and 2005 and the consolidated statements of operations, cash flows and stockholders’ deficiency for the periods ended May 31, 2006 and 2005.

Vancouver, Canada

          /s/ Morgan & Company

April 17, 2008                                                                                                                     Chartered Accountants